UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 20, 2006
Health Care REIT, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8923 (Commission File Number)	34-1096634 (IRS Employer Identification No.)

One SeaGate, Suite 1500, Toledo, Ohio (Address of principal executive offices)		43604 (Zip Code)
Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
Effective December 20, 2006, Health Care REIT, Inc., a Delaware corporation (“Health Care REIT”), and Windrose Medical Properties Trust, a Maryland real estate investment trust (“Windrose”), completed the previously announced merger of Windrose with and into a wholly-owned subsidiary of Health Care REIT (the “Merger”) and the merger of Heat OP Merger Sub, L.P., a Virginia limited partnership and a wholly-owned subsdiary of Health Care REIT, with and into Windrose Medical Properties, L.P., a Virginia limited partnership and Windrose’s operating partnership (“Windrose OP”) (the “OP Merger,” and together with the Merger, the “Mergers”). The press release announcing the completion of the Mergers is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
In connection with the Mergers, (i) each common share of beneficial interest of Windrose issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by Windrose or Health Care REIT or any of their respective subsidiaries) was converted into, and cancelled in exchange for, 0.4509 of a share of Health Care REIT common stock, (ii) each unit of partnership interest in Windrose OP issued and outstanding immediately prior to the effective time of the OP Merger (other than units owned by Windrose or Health Care REIT or any of their respective subsidiaries) was converted into, and cancelled in exchange for, 0.4509 of a share of Health Care REIT common stock, and (iii) each of Windrose’s 7.5% Series A Cumulative Convertible Preferred Shares issued and outstanding immediately prior to the effective time of the Merger was converted into, and cancelled in exchange for, a share of Health Care REIT 7.5% Series G Cumulative Convertible Preferred Stock.
Item 2.03 Creation of Direct Financial Obligation.
In connection with the completion of the Mergers, Health Care REIT and certain of its subsidiaries, assumed approximately $300 million of debt of Windrose and certain of its subsidiaries. The assumptions were completed pursuant to consent and assumption agreements with various lenders and servicers. The assumed loans have annual interest rates ranging from 5.0% to 7.6%, subject to certain adjustments, payable monthly and they are subject to acceleration upon the occurrence of certain events of default, including failure to make payments when due and failure to maintain compliance with certains covenants.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the completion of the Mergers, Fred S. Klipsch, Windrose’s former Chairman and Chief Executive Officer, was appointed to the Board of Directors of Health Care REIT. Mr. Klipsch will serve as a Class III director and will be a member of the Investment and Planning Committees. The terms of the Class III directors, including Mr. Klipsch, expire in 2007.
Mr. Klipsch entered into a consulting agreement with Health Care REIT on September 12, 2006, which became effective upon completion of the Mergers. Under the agreement, which has a two-year term, Mr. Klipsch will be retained as the Vice Chairman of Health Care REIT and paid a base consulting fee of $350,000 in the first year and $250,000 in the second year. Each year during the term of the agreement, Mr. Klipsch will be eligible to receive a performance bonus based on the achievement of performance measures to be determined by the compensation committee of the Board of Directors, with the targeted amount of such bonus being 60% to 120% of his base consulting fee. Mr. Klipsch’s reasonable business expenses incurred in promoting Health Care REIT’s business also will be reimbursed.
Under the agreement, a retention bonus of $975,500 in cash and $930,000 in Health Care REIT common stock will be paid to Mr. Klipsch on January 2, 2007. Mr. Klipsch cannot sell any of these shares of Health Care REIT common stock until after the first anniversary of the grant date and can sell no more than 50% of these securities between the first and second anniversaries of the grant date. On January 2, 2007, Mr. Klipsch also will receive a payment of $1.7 million in cash in lieu of amounts payable to him upon a change in control under a change in control severance agreement and an employment agreement among Mr. Klipsch, Windrose and Windrose OP, other than the payment of: (i) unpaid accrued salary through the effective date of the agreement, (ii) earned but unpaid bonus and (iii) unpaid expenses incurred by Mr. Klipsch on behalf of Windrose or Windrose OP.
Under the agreement, if Mr. Klipsch’s service is terminated by him or Health Care REIT before the end of the two-year term for any reason, he will be entitled to receive his base consulting fee and performance bonus amounts accrued or earned but unpaid as of such date. He also will be entitled to receive a monthly severance payment (or, in the case of termination for disability, monthly disability payments) equal to his monthly base consulting fee for the remainder of the term (or, in the case of termination for disability, until he returns to active service to Health

Care REIT, if applicable). In the event of disability, Mr. Klipsch may be entitled to additional payments under Health Care REIT’s disability plans and policies, and any such payments will reduce the payments due under the agreement. In addition, in exchange for not competing with Health Care REIT for the two-year period following the termination of Mr. Klipsch’s service for any reason, Mr. Klipsch will receive $600,000, payable in eight quarterly payments of $75,000. If Mr. Klipsch’s service terminates due to his death, his surviving spouse or other designated beneficiary will be entitled to receive a lump sum payment equal to the present value of the amounts which would have been payable to Mr. Klipsch as a result of the termination of his service and for not competing with Health Care REIT. In addition, all stock options, restricted stock or other awards held by Mr. Klipsch under Health Care REIT’s stock plans will fully vest and, in the case of stock options, become exercisable in full.
Heath Care REIT will indemnify Mr. Klipsch for any excise taxes assessed against him under Section 4999 of the Internal Revenue Code of 1986, as amended, as a result of payments or benefits provided under the agreement or any other plan, agreement or arrangement with Health Care REIT, Windrose, Windrose OP or their affiliates. Health Care REIT also will indemnify Mr. Klipsch for any liability with respect to the guarantees executed by Mr. Klipsch in favor of Wells Fargo, as trustee, regarding the loan on Windrose’s Mount Vernon, Georgia facility.
Each of Fred S. Klipsch and Steve Klipsch and Mike Klipsch, the sons of Mr. Klipsch, have entered into separate tax indemnity agreements with Health Care REIT with respect to the exchange of certain of their Windrose OP units for Health Care REIT common stock as part of the OP Merger. Each of those individuals received Windrose OP units in connection with the contribution of assets to Windrose OP as part of the Windrose initial public offering. Immediately prior to the effective time of the OP Merger, Fred S. Klipsch owned 143,413.54 Windrose OP units and Steve Klipsch and Mike Klipsch each owned 4,375.51 Windrose OP units. Pursuant to the tax indemnity agreements, Health Care REIT has agreed to pay each of these individuals a cash amount intended to equal such person’s estimated tax liability attributable to the exchange of Windrose OP units for Health Care REIT common stock in the OP Merger.
In connection with certain identified acquisition opportunities, Health Care REIT has agreed that fees not exceeding $1,200,000, $300,000 and $250,000 would be paid to Mr. Klipsch, Frederick L. Farrar, Windrose’s former President, Chief Operating Officer and Treasurer, and Daniel R. Loftus, Windrose’s former Executive Vice President, Secretary and General Counsel, respectively, pursuant to terms to be negotiated by the parties.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 18, 2006, Health Care REIT executed and filed with the Secretary of State of Delaware the Certificate of Designation of 7.5% Series G Cumulative Convertible Preferred Stock, $1.00 par value per share, of Health Care REIT, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. In connection with the Merger, each of Windrose’s 7.5% Series A Cumulative Convertible Preferred Shares issued and outstanding immediately prior to the effective time of the merger was converted into, and cancelled in exchange for, a share of Health Care REIT 7.5% Series G Cumulative Convertible Preferred Stock.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
Health Care REIT previously filed the following financial statements of Windrose as Exhibits 99.3 and 99.4 to Health Care REIT’s Current Report on Form 8-K filed on November 13, 2006:
(i)	Audited consolidated financial statements of Windrose as of December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004 and 2003; and

(ii)	Unaudited condensed consolidated financial statements of Windrose as of September 30, 2006 and for the nine months ended September 30, 2006 and 2005.
To the extent required by this item, additional financial statements will be filed as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
Health Care REIT previously filed pro forma financial information relating to the Mergers for the periods ended September 30, 2006 and December 31, 2005 as part of the Proxy Statement/Prospectus, which constitutes part of Amendment No. 1 to Health Care REIT’s Registration Statement on Form S-4 (Registration No. 333-138006) filed on November 6, 2006. To the extent required by this item, additional pro forma financial information will be filed as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
(c) Shell Company Transactions.
Not applicable.

(d)	Exhibits.

2.1	Agreement and Plan of Merger dated as of September 12, 2006 among Health Care REIT, Merger Sub, OP Merger Sub, Windrose and Windrose OP (filed with the Commission as Exhibit 2.1 to Health Care REIT’s Form 8-K filed September 15, 2006, and incorporated herein by reference thereto).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of October 12, 2006, among Health Care REIT, Merger Sub, OP Merger Sub, Windrose and Windrose OP (filed with the Commission as Exhibit 2.1 to Health Care REIT’s Form 8-K filed October 13, 2006, and incorporated herein by reference thereto).

3.1	Certificate of Designation of 7.5% Series G Cumulative Convertible Preferred Stock, $1.00 par value per share, of Health Care REIT.

99.1	Press release dated December 20, 2006.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant had duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH CARE REIT, INC.

By:	/s/ GEORGE L. CHAPMAN

George L. Chapman
Its: Chairman of the Board and Chief Executive Officer
Dated: December 20, 2006